      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1994

                                                       REGISTRATION NO. 33-52343
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                               AMENDMENT NO. 2 TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     39-0394230
       (State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation or organization)

                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (214) 830-1200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            O. GEORGE EVERBACH, ESQ.
              SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (214) 830-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                          J. DOUGLAS ROLLOW, III, ESQ.
                       BALLARD SPAHR ANDREWS & INGERSOLL
                               1735 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19103-7599

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.     / /


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION DATED          , 1994

                                  $40,000,000

         (LOGO)         Kimberly-Clark Corporation
                 UNDIVIDED INTERESTS IN INDUSTRIAL DEVELOPMENT
                  FINANCING AGREEMENT AND UNDIVIDED INTERESTS
                 IN       % DEBENTURE DUE
                                  RELATING TO
                    % MISSISSIPPI BUSINESS FINANCE CORPORATION
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                SERIES 1994 (KIMBERLY-CLARK CORPORATION PROJECT)
                             DUE

                             ---------------------

     Neither the undivided interests in the Industrial Development Financing
Agreement (the "Agreement") nor the undivided interests in the     % Debenture
due           (the "Debenture") are being offered separately from the     %
Mississippi Business Finance Corporation Industrial Development Revenue Bonds
Series 1994 (Kimberly-Clark Corporation Project) due           (the "MBFC
Bonds"), which are being offered pursuant to a separate Official Statement of the Mississippi Business Finance Corporation (the "MBFC"). Neither the undivided interests in the Agreement nor the undivided interests in the Debenture are severable from the MBFC Bonds or may be separately traded. This Prospectus is intended to be delivered with the Official Statement.

                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------
                              GOLDMAN, SACHS & CO.
                             ---------------------

               The date of this Prospectus is             , 1994.

                             AVAILABLE INFORMATION

     Kimberly-Clark Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Room 3190, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California, on which certain of the Company's securities are listed.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission under the Exchange Act, are incorporated herein by reference:


          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993, including those portions of the Company's annual report to its stockholders for the year ended December 31, 1993 and the Company's 1994 proxy statement incorporated by reference in such Annual Report on Form 10-K;



          (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and



          (iii) the Company's Current Reports on Form 8-K dated February 17, 1994 and February 18, 1994.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. Subject to the foregoing, all information appearing herein is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION REFERRED TO ABOVE WHICH HAS BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES), AND COPIES OF THE AGREEMENT, THE INDENTURE AND THE DEBENTURE INDENTURE (DESCRIBED BELOW). WRITTEN REQUESTS OR REQUESTS BY TELEPHONE FOR

SUCH COPIES SHOULD BE DIRECTED TO DONALD M. CROOK, SECRETARY, KIMBERLY-CLARK CORPORATION, P.O. BOX 619100, DALLAS, TEXAS 75261-9100 (TELEPHONE 214-830-1200).

     A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES), AND COPIES OF THE AGREEMENT, THE INDENTURE AND THE DEBENTURE INDENTURE (DESCRIBED BELOW) MAY ALSO BE OBTAINED BY WRITTEN REQUEST TO GOLDMAN, SACHS & CO., 85 BROAD STREET, NEW YORK, NEW YORK 10004, ATTENTION: REGISTRATION DEPARTMENT.

                             INTRODUCTORY STATEMENT

     The MBFC, by a separate Official Statement, is offering for sale the MBFC Bonds in the aggregate principal amount of $40,000,000. The proceeds of the MBFC Bonds will be loaned to the Company pursuant to the Agreement between the Company and the MBFC. The Company will use the proceeds of such loan to provide for the financing of certain spunbond machinery to be installed or reconstructed at the Company's production facilities located in Alcorn County, Mississippi (the "Project"). This Prospectus is provided to furnish information with respect to the Agreement and the Debenture. Information concerning the MBFC Bonds is set forth in the Official Statement.

     The MBFC Bonds will be issued under a Trust Indenture dated as of         ,
1994 (the "Indenture") among the MBFC, Bank of America Texas, National Association (the "Trustee"), and, for certain limited purposes, the Company. Pursuant to the Agreement, the Company will agree to make payments sufficient to pay when due the principal of and interest on the MBFC Bonds. The Company's payment obligations under the Agreement will be evidenced by the Debenture. The only source of payment for the MBFC Bonds will be the Company's payments under the Agreement and the Debenture. Pursuant to the Indenture, the MBFC will assign to the Trustee certain of its rights under the Agreement, including its right to receive the Debenture, for the benefit of the holders of the MBFC Bonds. The Debenture will be issued pursuant to the Company's First Amended and Restated Indenture to Bank of America National Trust and Savings Association (the "Debenture Trustee"), dated as of March 1, 1988, as amended (the "Debenture Indenture"). The Debenture will be held by the Trustee and may not be transferred except to a successor trustee under the Indenture. The Debenture will provide for payment of principal and interest at the times and in the amounts corresponding to the payments then due on the MBFC Bonds. The Trustee, as the sole holder of the Debenture, will be the only party that may enforce any rights under the Debenture Indenture, including the covenants contained therein, subject to the rights of the holders of the MBFC Bonds, as described in the Official Statement. The Bonds will not be secured by any mortgage or other security interest in the Project or any other property of the Company.

                                  THE COMPANY

     The Company is principally engaged in the manufacturing and marketing throughout the world of a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers using advanced technologies in absorbency, fibers and nonwovens. For reporting purposes, the Company's products and services are segmented into three classes.

     Class I includes tissue products for household, commercial, institutional and industrial uses; infant, child, feminine and incontinence care products; industrial and commercial wipers; health care products; and related products. Class II includes newsprint, printing papers, premium business and correspondence papers, tobacco industry papers and products, technical papers, and related products. Class III includes aircraft services, commercial air transportation and other products and services.

     The Company's products are sold under a variety of well-known brand names including Kleenex, Huggies, Pull-Ups, Kotex, New Freedom, Lightdays, Depend, Poise, Hi-Dri, Delsey, Kimguard, Kimwipes and Classic.

     The Company was incorporated in Delaware in 1928 as a successor to a business established in 1872, and the mailing address of its principal executive offices is P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 214-830-1200).

                       RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges for the years ended December 31, 1993, 1992, 1991, 1990 and 1989 was 5.75, 4.43, 6.06, 6.03 and 7.16,
respectively, and for the three months ended March 31, 1994 and 1993 was 5.62 and 5.24, respectively.


                               ------------------

     The descriptions and summaries under the captions "The Agreement," "The Indenture," "The Debenture" and "The Debenture Indenture" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the complete documents, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used in these summaries and not defined herein have the same meanings as set forth in such documents.

                                 THE AGREEMENT

     The Agreement will provide for the financing by the MBFC for the acquisition, construction and installation of the Project by the Company. The MBFC will obtain funds to finance the Project by issuing the MBFC Bonds and will loan the proceeds thereof to the Company by depositing the net proceeds (exclusive of accrued interest on the MBFC Bonds) with the Trustee in a Construction Fund to be used for the payment of the costs of the Project. (Section 3.2)

CONSTRUCTION OF THE PROJECT

     Moneys in the Construction Fund will be withdrawn by requisition of the Company to pay the cost of acquiring, constructing, and installing the Project. (Section 3.2) If such moneys are insufficient to pay the cost of completing the Project, the Company is required to pay the remainder of such costs. (Section 3.3) The Company may modify or delete any unit or portion of the Project which is, in the opinion of the Company, not required for the efficient operation of the Project. (Section 3.4)

PAYMENT OBLIGATIONS UNDER THE AGREEMENT

     The Company agrees in the Agreement to make payments to the Trustee for the benefit of the MBFC Bondholders in amounts corresponding to the principal and interest payments on the MBFC Bonds. (Sections 4.2 and 4.3) In addition, the Company agrees to pay the fees and expenses of the Trustee and the expenses of the MBFC under the Indenture. (Sections 5.3 and 5.4) To evidence its payment obligation under the Agreement, the Company will deliver the Debenture to the Trustee. See "The Debenture." (Section 4.3) The Agreement provides that the Company's obligation to make payments on the Debenture is absolute and unconditional. (Section 4.5)

CERTAIN COVENANTS OF THE COMPANY


     Maintenance of Corporate Existence. The Company may merge or consolidate with or into another corporation or transfer all or substantially all of its property and assets to any other corporation; provided, that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual payment of the principal of and interest on the Debenture according to its tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Agreement to be kept or performed by the Company shall be assumed by the corporation formed by such consolidation or into which the Company shall have merged, or the corporation which shall have acquired by sale or transfer all or substantially all of the property and assets of the Company. (Section 5.2)

     Operation and Maintenance of the Project. The Company agrees that it will maintain and operate the Project during its useful life or as otherwise required under Section 57-10-401 et seq. of the Mississippi Code of 1972, as amended and supplemented (the "Mississippi Act"), but the Company is not required to occupy or operate the Project or any portion of any other property after it is no longer economical and feasible, in the Company's judgment, to do so and the Company may sell all or any portion of the Project or any other property or merge or consolidate with another corporation, subject to the immediately preceding paragraph. (Section 5.1)

DEFAULTS AND REMEDIES

     The Agreement specifies certain events of default thereunder, including (i) failure by the Company to pay principal of the Debenture when due; (ii) failure by the Company to pay when due any installment of interest on the Debenture and the continuation of such failure for 30 days; (iii) failure by the Company to observe and perform any other covenant, condition or agreement under the Agreement or the Debenture for a period of 90 days after written notice specifying such failure and requesting that it be remedied, provided, that if such failure is of such nature that it can be corrected (as agreed to by the Trustee), but not within such period, the same shall not constitute an event of default so long as the Company institutes prompt corrective action and diligently pursues the same; (iv) certain events of reorganization, liquidation or bankruptcy of the Company; (v) acceleration of the MBFC Bonds under the Indenture; and (vi) acceleration of the Debenture under the Debenture Indenture. Upon the occurrence of an event of default, the MBFC or the Trustee may accelerate the amounts payable under the Agreement and the Debenture and take whatever other action at law or in equity as may be available. (Section 6.1)

                                 THE INDENTURE

     The following, in addition to information contained above under the heading "Introductory Statement" summarizes certain provisions of the Indenture.

GENERAL

     The Indenture constitutes an assignment by the MBFC to the Trustee, in trust to secure payment of the MBFC Bonds (including any additional bonds issued thereunder), of all of the MBFC's right, title and interest in, to and under the Agreement and the Debenture (except the MBFC's rights to payment of expenses and indemnification). The Indenture provides for the issuance of the MBFC Bonds, defines the terms thereof and determines the duties of the Trustee and the rights of the MBFC Bondholders. The terms and provisions of the MBFC Bonds are described in the Official Statement intended to accompany delivery of this Prospectus.

ADDITIONAL BONDS

     The Indenture provides that additional bonds of a series other than that of the MBFC Bonds may be issued to finance the completion of the Project, including any additional facilities to be financed under the Agreement, or to refund all or part of the outstanding bonds of any series issued under the Indenture to the extent permitted by the terms thereof. Such additional bonds will be equally and ratably secured under the Indenture with the MBFC Bonds, without priority or distinction. (Section 3.02)

CONSTRUCTION FUND; BOND FUND

     The net proceeds of the MBFC Bonds (other than accrued interest) shall be credited to the Construction Fund established under the Indenture for disbursement to or at the order of the Company for payment of the costs of the Project as such costs are incurred. (Section 3.03)


     From the net proceeds of the MBFC Bonds, there shall be credited to the Bond Fund established under the Indenture an amount equal to the accrued interest paid by the initial purchasers. (Section 3.03) All Debenture payments shall be credited as received to the Bond Fund. Moneys in the Bond Fund shall be used solely for payment when due of the principal of and interest on the MBFC Bonds. (Section 5.02)


INVESTMENTS

     The Indenture provides that moneys received by the Trustee under the Indenture shall be invested or deposited at the request of the Company as provided in the Indenture, which investments may include, to the extent permitted by law, other obligations of the Company. The interest and income received upon investments of amounts held in the Construction Fund or the Bond Fund and any profit or loss resulting from the sale of any investment shall be added or charged to such Fund and the Company will reimburse such Fund for any losses. (Section 6.02)

DEFAULTS AND REMEDIES

     The Indenture specifies certain events of default thereunder including (i) failure to pay principal of any MBFC Bond when due at maturity; (ii) failure to pay when due interest on any MBFC Bond and the continuation of such failure for 30 days; or (iii) the occurrence of any event of default under the Agreement. (Section 9.01) Upon the occurrence of any event of default the Trustee may, and upon the written request of the holders of 25% in aggregate principal amount of the MBFC Bonds outstanding under the Indenture shall, accelerate the MBFC Bonds and the unpaid portion of the Debenture, and may take such actions at law or in equity to enforce the rights of the MBFC Bondholders under the Agreement and the Debenture. (Sections 9.02, 9.03 and 9.04)


     If after the principal of the MBFC Bonds outstanding under the Indenture has been so declared to be due and payable, all arrears of interest on the MBFC Bonds (and interest on overdue installments of interest at the rate borne by the MBFC Bonds) are paid or caused to be paid by the MBFC and the MBFC performs all other things in respect of which it may have been in default under the Indenture and pays the reasonable charges of the Trustee, the MBFC Bondholders and any trustee appointed under the Mississippi Act, the holders of a majority in principal amount of the MBFC Bonds then outstanding, by notice to the MBFC and to the Trustee, may annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all holders of MBFC Bonds; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. (Section 9.02)


     No MBFC Bondholder shall have any right to pursue any remedy under the Indenture, the Debenture or the Agreement unless (i) the Trustee shall have been given written notice of an event of default; (ii) the holders of at least 25% in principal amount of the MBFC Bonds outstanding respecting which there has been an event of default shall have requested the Trustee, in writing, to exercise its powers under the Indenture or pursue a remedy; (iii) the Trustee shall have been offered satisfactory indemnity against its costs, expenses and liabilities; and (iv) the Trustee shall have failed to comply with such request within a reasonable time; provided, however, that nothing in the Indenture shall preclude any MBFC Bondholder from bringing suit for unpaid principal or interest on an MBFC Bond. (Section 9.07)

     Any moneys received by the Trustee following an event of default shall be applied first to the payment of the expenses of the Trustee including reasonable counsel fees, any disbursements of the Trustee with interest thereon and its reasonable compensation and all other amounts owed to the Trustee under the Indenture and the Agreement; second, to the payment of the expenses of the MBFC, including reasonable counsel fees, actually incurred in connection with the Project and remaining unpaid; and third, to the payment of principal and interest then owing on the MBFC Bonds, including any interest on overdue interest, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest. (Section 9.10)


SUPPLEMENTAL INDENTURES; AMENDMENT OF AGREEMENT



     Subject to the conditions and restrictions in the Indenture and with the prior consent of the Company, the MBFC may enter into an indenture or indentures supplemental thereto without notice to or consent of the MBFC Bondholders to (i) set forth any or all of the matters in connection with the issuance of additional bonds; (ii) add additional covenants of the MBFC or to surrender any right or power conferred upon the MBFC by the Indenture; or (iii) cure any ambiguity or to cure, correct or supplement any defective provision of the Indenture in such manner as shall not be inconsistent with the Indenture and shall not impair the security thereof or adversely affect the MBFC Bondholders. (Section 12.01) The Indenture may be otherwise amended from time to time with the prior written consent of the Company (except with respect to amounts due on the MBFC Bonds, payment dates and provisions for amendment) by a supplemental indenture approved by the holders of at least 66 2/3% in aggregate principal amount of the MBFC Bonds then outstanding. (Section 12.02)



     The Agreement, the Debenture and the Debenture Indenture may be amended with the consent of the Trustee, provided that any amendment which would adversely affect any MBFC Bondholder must be consented to by the holders of at least 66 2/3% in aggregate principal amount of the MBFC Bonds then outstanding and further provided that no amendment shall be consented to by the Trustee which would decrease the amounts payable under the Agreement or the Debenture, change the date of payment under the Agreement or the Debenture or change the amendment provisions thereof. (Section 12.03)


DEFEASANCE

     When the principal of and interest on all MBFC Bonds and all other amounts due under the Indenture and the Agreement have been paid, or provision has been made for payment of the same and all other sums payable under the Indenture, the Trustee's right, title and interest in the Agreement and the Debenture and the moneys payable thereunder shall thereupon cease and the Trustee, on demand of the MBFC, shall release the Indenture and shall turn over to the Company all balances then held by it under the Indenture not required for the payment of the MBFC Bonds and such other sums provided, that (i) the Trustee has received from, or there has been published by, the Internal Revenue Service a ruling or regulation which, in the opinion of counsel, provides that holders of the MBFC Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such payment and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such payment and defeasance had not occurred and (ii) the Company has delivered to the Trustee an opinion of counsel to the effect that the MBFC Bonds, if then listed on any securities exchange, will not be delisted as a result of such payment and defeasance. If such payment or provision therefor has been made with respect to all the MBFC Bonds, the interest of the Trustee in the Agreement and the Debenture shall cease. (Section 13.01)


     Without limiting the generality of the foregoing, provision for the payment of the MBFC Bonds shall be deemed to have been made upon the delivery to the Trustee of (i) cash in an amount sufficient to make all payments specified above, (ii) non-callable direct obligations of the United States of America, maturing on or before the date or dates when the payments specified above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient without reinvestment to make all such payments or (iii) any combination of cash and such obligations. (Section 13.01)


     In the event that moneys or obligations are deposited with the Trustee to be applied to the payment of the principal of any MBFC Bonds more than 60 days following the deposit thereof, the Trustee shall provide notice in the manner set forth in the Indenture stating that such moneys or obligations have been deposited and shall identify the MBFC Bonds for the payment of which such moneys or obligations are being held. (Section 13.01)

     The Debenture Indenture also provides for defeasance. See "The Debenture Indenture -- Defeasance and Covenant Defeasance."

CONCERNING THE TRUSTEE

     The Indenture specifies the duties and responsibilities of the Trustee and permits the Trustee to own any MBFC Bonds and engage in other transactions with the MBFC or the Company. The Trustee and the Debenture Trustee are each wholly owned subsidiaries of Bank America Corporation. The Company maintains certain relationships with the Debenture Trustee. See "The Debenture
Indenture -- Regarding the Debenture Trustee." (Article X)

                                 THE DEBENTURE

     The Debenture will be in the aggregate principal amount of $40,000,000 and
will mature on                . The Debenture will bear interest at the rate per
annum shown on the cover page of this Prospectus from           , 1994, payable
semi-annually on           and           of each year, commencing           ,
1994. (Sections 301 and 307) The Debenture will not be redeemable prior to its maturity and will not be entitled to the benefit of any sinking fund.

     The Debenture will be an unsecured obligation of the Company. The Debenture will be issued to and registered in the name of the Trustee and may not be transferred except to a successor trustee under the Indenture. The Debenture will provide for payment of principal and interest at the times and in the amounts corresponding to the payments then due on the MBFC Bonds. The Trustee, as the sole holder of the Debenture, will be the only party that may enforce any rights under the Debenture Indenture, including the covenants contained therein, subject to the rights of the holders of the MBFC Bonds as described in the Official Statement.

                            THE DEBENTURE INDENTURE

     The Debenture is to be issued under a First Amended and Restated Indenture, dated as of March 1, 1988 between the Company and Bank of America National Trust and Savings Association, as successor trustee (the "Debenture Trustee"), as amended, between the Company and the Debenture Trustee (the "Debenture Indenture").

GENERAL

     The Debenture will be an unsecured obligation of the Company and will rank on a parity with all other currently outstanding unsecured and unsubordinated indebtedness of the Company. The Debenture Indenture does not limit the aggregate principal amount of debt securities or of any particular series and provides that debt securities may be issued thereunder from time to time in one or more series.

     The covenants contained in the Debenture Indenture and the Debenture would not necessarily afford any holder of the Debenture protection in the event of a highly leveraged or other transaction involving the Company which may adversely affect any holder of the Debenture.

RESTRICTIVE COVENANTS

     Liens. The Company covenants that it will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereafter called "indebtedness") secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or upon any Principal Property, or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Debenture Indenture or thereafter acquired, without effectively providing that the debt securities, including but not limited to the Debenture, issued under the Debenture Indenture (the "Debt Securities") (together with, if the Company shall so determine, any other indebtedness issued, assumed or guaranteed by the Company or any Restricted Subsidiary and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Company, prior to) such indebtedness. The foregoing restrictions, however, shall not apply to (i) mortgages of or upon any property acquired, constructed or improved by, of or upon any shares of capital stock or indebtedness acquired by, the Company or any Restricted Subsidiary after the date of the Debenture Indenture to secure indebtedness incurred for the purpose of financing all or any part of the purchase price of any property, shares of capital stock or indebtedness or of the cost of any construction or improvements on such property, which indebtedness is incurred prior to or within 360 days after such acquisition, completion of such construction or the commencement of the commercial operation of such property; (ii) mortgages of or upon any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (iii) mortgages of or upon property of a corporation existing at the time such corporation is merged with or into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary; (iv) mortgages of or upon any property of, or shares of capital stock or indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (v) mortgages to secure indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary or to secure indebtedness of the Company to any Restricted Subsidiary; (vi) mortgages in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all of any part of the purchase price of the property, shares of capital stock or indebtedness subject to, or the cost of constructing or improving the property subject to, such mortgages; and (vii) extensions, renewals or replacements of any mortgage existing on the date of the Debenture Indenture or any mortgage referred to in the foregoing clauses (i) through (vi), inclusive. (Section 1004) For additional information as to mortgages on property, see "Defeasance and Covenant Defeasance."

     Notwithstanding the restrictions outlined above, the Company or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, issue, assume or guarantee indebtedness secured by a mortgage not excepted under clauses (i) through (vii) above, if the aggregate amount of such indebtedness, together with all other indebtedness secured by mortgages not so excepted and the Attributable Debt existing in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions in respect of which amounts equal to the Attributable Debt relating to the transactions shall have been applied, within 360 days after the effective date of the arrangement, to the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness and Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) or
(vi) above), does not at the time exceed 5% of Consolidated Net Tangible Assets. (Section 1004)

     The sale, mortgage or other transfer of timber in connection with an arrangement under which the Company or any Restricted Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money however determined shall not be deemed to create indebtedness secured by a mortgage or to constitute a mortgage securing any indebtedness or to constitute a Sale and Lease-Back Transaction. (Section 1004)

     Sales and Lease-Backs. Sale and Lease-Back Transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited unless (i) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on the property to be leased pursuant to clause (i) or (vi) under the subsection Liens above, or (ii) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction, or
(iii) the Company shall apply, within 360 days after the effective date of the arrangement, an amount equal to the Attributable Debt in respect of the transaction to the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness of the Company or any Restricted Subsidiary. (Section 1005) For additional information as to Sale and Lease-Back Transactions, see "Defeasance and Covenant Defeasance."

     Definitions. "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 101)

     "Consolidated Net Tangible Assets" means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the audited consolidated balance sheet of the Company and subsidiaries contained in the Company's then most recent annual report to stockholders, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet. (Section 101)

     "Principal Property" means any mill, manufacturing plant, manufacturing facility or Timberland, located within the United States of America (other than its territories or possessions and other than Puerto Rico), having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by the Company or any Restricted Subsidiary, in each case other than (i) any such mill, plant, facility or Timberland which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole, (ii) any portion of such a mill, plant, facility or Timberland similarly found not to be of material importance to the use or operation thereof or (iii) any ores, metals, fossils, elements, gasses, oil, minerals, geothermal resources and rights thereto and any plant or facility used for the extraction or processing thereof. (Section 101)

     "Restricted Subsidiary" means any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico) and (ii) which owns a Principal Property; provided however that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or in financing installment receivables shall not be a Restricted Subsidiary. (Section 101)

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of the Debenture Indenture or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property. (Section 101)

     "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company and/or one or more of its other Subsidiaries. (Section 101)

     "Timberland" means any real property owned by the Company or any Restricted Subsidiary which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is designated by the Board of Directors of the Company as being held primarily for development or sale, rather than primarily for the production of timber. (Section 101)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS BY THE COMPANY

     Nothing in the Debenture Indenture or in any of the Debt Securities shall prevent any consolidation of the Company with or merger of the Company into any other corporation or shall prevent any sale or transfer of all or substantially all of the property and assets of the Company to any other corporation; provided, however, and the Company covenants and agrees, that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Debenture Indenture to be kept or performed by the Company shall, by an indenture supplemental to the Debenture Indenture, executed and delivered to the Debenture Trustee, be assumed by the corporation formed by such consolidation or into which the Company shall have merged, or the corporation which shall have acquired by sale or transfer all or substantially all of the property and assets of the Company. (Section 801)

     If, upon any such consolidation or merger, or upon any such sale or transfer, any Principal Property of the Company or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior thereto, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation (other than any mortgage, security interest, pledge or lien permitted as described in the first two paragraphs under "Liens" above), the Company, prior to such consolidation, merger, sale or transfer, will by indenture supplemental to the Debenture Indenture secure the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien. (Section 802) For additional information as to liens on property in certain events, see "Defeasance and Covenant Defeasance."

EVENTS OF DEFAULT

     The following will be Events of Default under the Debenture Indenture with respect to Debt Securities of any series: (i) default in payment of principal of or premium, if any, on any Debt Security of that series when due; (ii) default in payment of any interest on any Debt Security of that series when due, continued for 30 days; (iii) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (iv) default in the performance of any other covenant of the Company in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Debenture Indenture; (v) certain events in bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under the Debenture Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Debenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Debenture Trustee if given by Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series, have been cured or waived as provided in the Debenture Indenture. (Section 502) For information as to waiver of defaults, see "Modification of the Debenture Indenture and Waiver of Covenants."

     Subject to the provision of the Debenture Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Indenture provides that the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable security and indemnity. (Sections 601 and 603) Subject to such provisions for security and indemnification of the Debenture Trustee and certain other rights of the Debenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee with respect to the Debt Securities of that series. (Section
512)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Debenture Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Debenture Trustee to institute such proceeding as trustee, and the Debenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of, premium, if any and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

     The Debenture Indenture requires the Company to furnish to the Debenture Trustee annually a statement as to the absence of certain defaults under the Debenture Indenture. (Section 1007) The Debenture Indenture provides that the Debenture Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal or any premium or interest or in sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Section 602)

DEFEASANCE AND COVENANT DEFEASANCE

     The Debenture Indenture provides that, if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Securities (as those terms are defined in the Debenture Indenture) of any series (except for certain obligations to register the transfer or exchange of Outstanding Securities of such series, to replace stolen, lost or mutilated Outstanding Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the irrevocable deposit with the Debenture Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Debenture Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the Debenture Indenture and the Outstanding Securities of such series. Such a trust may only be established if, among other things, (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling which, in the Opinion of Counsel (who may be counsel for the Company), provides that Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) the Company has delivered to the Debenture Trustee an Opinion of Counsel (who may be counsel for the Company) to the effect that the Outstanding Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 402)

     The Debenture Indenture provides that, if applicable, the Company may omit to comply with the restrictive covenants contained in Sections 802 (Securities to be Secured in Certain Events), 1004 (Limitations on Liens), 1005 (Limitation on Sale and Lease-Back) and 1007 (Statement by Officers as to Default) of the Debenture Indenture, and that such omission shall not be deemed to be an Event of Default under the Debenture Indenture and the Outstanding Securities of any series, upon the irrevocable deposit with the Debenture Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the Outstanding Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the Debenture Indenture and the Outstanding Securities of such series. The obligations of the Company under the Debenture Indenture and the Outstanding Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Debenture Trustee an Opinion of Counsel (who may be counsel for the Company) to the effect that (i) the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) the Outstanding Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit and defeasance. (Section 1006)

     In the event the Company exercises its option to omit compliance with certain covenants of the Debenture Indenture with respect to the Outstanding Securities of any series as described above and the Outstanding Securities of such series are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the preceding paragraph, the amount of money and U.S. Government Obligations on deposit with the Debenture Trustee will be sufficient to pay amounts due on the Outstanding Securities of such series at the time of their Stated Maturity or Redemption Date but may not be sufficient to pay amounts due on the Outstanding Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

MODIFICATION OF THE DEBENTURE INDENTURE AND WAIVER OF COVENANTS

     Modifications and amendments of the Debenture Indenture may be made by the Company and the Debenture Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, or the premium (if any) or any interest on any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration; (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the stated maturity date; or (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Debenture Indenture, for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults. (Section 902)

     The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Debenture Indenture. (Section
1007) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Debenture Indenture with respect to that series, except a default in the payment of the principal of, premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Debenture Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

REGARDING THE DEBENTURE TRUSTEE

     The Company maintains banking relationships in the ordinary course of business with Bank of America National Trust and Savings Association, the Debenture Trustee under the Debenture Indenture, and has a revolving credit agreement in the amount of $150 million with such bank. Certain debt securities of the Company are currently outstanding under the Debenture Indenture. The Debenture Trustee and the Trustee are each wholly owned subsidiaries of Bank America Corporation.

                              PLAN OF DISTRIBUTION

     Neither the Agreement, the Debenture, nor any interest therein, is being sold separately from the MBFC Bonds. The MBFC Bonds are being offered pursuant to a separate Official Statement. The Agreement and the Debenture will be assigned and delivered to the Trustee and will be transferrable only to a successor trustee under the Indenture.

                                 LEGAL MATTERS


     The validity of the Company's obligations under the Agreement and the Debenture and certain other matters pertaining to the Company will be passed upon by O. George Everbach, Esq., Senior Vice President -- Law and Government Affairs of the Company. As of May 15, 1994, Mr. Everbach owned 15,864 shares of the Company's Common Stock and held options to acquire 44,000 shares of such Common Stock (of which options to acquire 30,000 shares are presently exercisable), and as of March 31, 1994, 6,366.36 shares of such Common Stock were held for his account under the Company's Salaried Employees Incentive Investment Plan. Mr. Everbach also participates in other employee benefit plans of the Company.


                                    EXPERTS


     The consolidated financial statements and consolidated financial statement schedules of the Company and its consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Deloitte & Touche, independent auditors, as stated in their reports with respect thereto which have been incorporated herein. Such consolidated financial statements and financial statement schedules have been incorporated herein in reliance upon the reports of Deloitte & Touche given on their authority as experts in accounting and auditing.

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                        PAGE
                                        ----
Available Information..................   2
Incorporation of Certain Documents by
  Reference............................   2
Introductory Statement.................   3
The Company............................   3
Ratio of Earnings to Fixed Charges.....   4
The Agreement..........................   4
The Indenture..........................   5
The Debenture..........................   8
The Debenture Indenture................   8
Plan of Distribution...................  14
Legal Matters..........................  15
Experts................................  15

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 $40,000,000

                (LOGO)    Kimberly-Clark Corporation

                       UNDIVIDED INTERESTS IN INDUSTRIAL
                        DEVELOPMENT FINANCING AGREEMENT
                           AND UNDIVIDED INTERESTS IN
                                     % DEBENTURE
                             DUE
                              RELATING TO       %
                          MISSISSIPPI BUSINESS FINANCE
                       CORPORATION INDUSTRIAL DEVELOPMENT
                           REVENUE BONDS, SERIES 1994
                      (KIMBERLY-CLARK CORPORATION PROJECT)
                             DUE

                            -----------------------
                                   PROSPECTUS
                            -----------------------

                              GOLDMAN, SACHS & CO.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    S.E.C. Filing Fee........................................................  $  13,794
    Trustee's Charges*.......................................................      7,500
    Printing and Engraving*..................................................     35,000
    Accounting Fees*.........................................................     15,000
    Rating Agency Fees*......................................................     34,000
    Blue Sky and Legal Fees and Expenses*....................................    100,000
    Miscellaneous*...........................................................     25,706
                                                                               ---------
                                                                               $ 231,000
                                                                               ---------
                                                                               ---------

- ---------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of the Company provide, among other things, that the Company shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or in the case of an officer or director of the Company is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or in the case of an officer or director of the Company is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 of the Delaware General Corporation Law authorizes indemnification by the Company of directors and officers under the circumstances provided in the foregoing By-Law provisions and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

     The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

     The form of Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification and contribution by the underwriter with respect to certain liabilities of officers and directors of the Company and other persons, if any, who control the Company.

ITEM 16. EXHIBITS.


       EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
- ----------------------------------------------------------------------------------------------
          1.1**      -- Revised Form of Underwriting Agreement
          4.1        -- First Amended and Restated Indenture dated as of March 1, 1988 between the Company and Bank of America National Trust and Savings
                        Association, as successor Trustee (the "Debenture Trustee")
                        (incorporated by reference from Exhibit 4.1 to the Registration
                        Statement on Form S-3 filed on March 1, 1988 (Registration No.
                        33-20405))
          4.2**      -- First Supplemental Indenture dated as of November 6, 1992 between the
                        Company and the Debenture Trustee
          4.3**      -- Revised Form of Trust Indenture among the Mississippi Business Finance
                        Corporation, Bank of America Texas, National Association (the
                        "Trustee"), and, for certain limited purposes, the Company (including form of MBFC Bond)
          4.4**      -- Revised Form of Industrial Development Financing Agreement between the
                        Mississippi Business Finance Corporation and the Company (including form of Debenture)
          4.5**      -- Form of Second Supplemental Indenture between the Company and the
                        Debenture Trustee
          5**        -- Opinion of O. George Everbach, Senior Vice President -- Law and
                        Government Affairs of the Company, as to the validity of the Debenture and the Agreement
         12*         -- Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1993 and for the three months ended March 31, 1994 and March 31, 1993
         23.1*       -- Consent of Deloitte & Touche
         23.2**      -- Consent of O. George Everbach, Senior Vice President -- Law and
                        Government Affairs of the Company (included in his opinion filed as
                        Exhibit 5 to this Registration Statement)
         24**        -- Directors' Powers of Attorney
         25.1**      -- Amendment No. 1 to Form T-1 Statement of Eligibility and Qualification
                        under the Trust Indenture Act of 1939 of the Trustee
         25.2**      -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of the Debenture Trustee


- ---------------
 * Filed herewith.

** Previously filed as an exhibit to the Company's Registration Statement on Form S-3 originally filed on February 18, 1994, as amended by Amendment No. 1 filed on April 22, 1994 (Registration No. 33-52343), and incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (2) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon rule 430A and contained in the form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas on the 20th day of May, 1994.


                                            KIMBERLY-CLARK CORPORATION

                                            By  /s/  WAYNE R. SANDERS
                                                     Wayne R. Sanders,
                                                   Chairman of the Board
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below on May 20, 1994 by the following persons in the capacities indicated.


                  SIGNATURE                              TITLE
- ---------------------------------------------    ----------------------
           /s/  WAYNE R. SANDERS                 Chairman of the Board
                Wayne R. Sanders                 and Chief Executive
                                                 Officer (principal
                                                 executive officer) and
                                                 Director

           /s/  JOHN W. DONEHOWER                Senior Vice President
                John W. Donehower                and Chief Financial
                                                 Officer (principal
                                                 financial officer)

             /s/  RANDY J. VEST                  Vice President and
                  Randy J. Vest                  Controller (principal
                                                 accounting officer)

                      *                          Director
              John F. Bergstrom

                      *                          Director
              J James D. Bernd

                      *                          Director
          Pastora San Juan Cafferty

                      *                          Director
               Paul J. Collins

                      *                          Director
             Claudio X. Gonzalez

                      *                          Director
             James G. Grosklaus

                  SIGNATURE                              TITLE
- ---------------------------------------------    ----------------------
                      *                          Director
             Phala A. Helm, M.D.

                      *                          Director
                Louis E. Levy

                                                 Director
             Frank A. McPherson

                                                 Director
             Wolfgang R. Schmitt

                                                 Director
              Randall L. Tobias

                      *                          Director
                H. Blair White

*By  /s/  O. GEORGE EVERBACH
          O. George Everbach
          Attorney-in-Fact

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                                         EXHIBIT
- ----------------------------------------------------------------------------------------------
          1.1**      -- Revised Form of Underwriting Agreement
          4.1        -- First Amended and Restated Indenture dated as of March 1, 1988 between the Company and Bank of America National Trust and Savings
                        Association, as successor Trustee (the "Debenture Trustee")
                        (incorporated by reference from Exhibit 4.1 to the Registration
                        Statement on Form S-3 filed on March 1, 1988 (Registration No.
                        33-20405))
          4.2**      -- First Supplemental Indenture dated as of November 6, 1992 between the
                        Company and the Debenture Trustee
          4.3**      -- Revised Form of Trust Indenture among the Mississippi Business Finance
                        Corporation, Bank of America Texas, National Association (the
                        "Trustee"), and, for certain limited purposes, the Company (including form of MBFC Bond)
          4.4**      -- Revised Form of Industrial Development Financing Agreement between the
                        Mississippi Business Finance Corporation and the Company (including form of Debenture)
          4.5**      -- Form of Second Supplemental Indenture between the Company and the
                        Debenture Trustee
          5**        -- Opinion of O. George Everbach, Senior Vice President -- Law and
                        Government Affairs of the Company, as to the validity of the Debenture and the Agreement
         12*         -- Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1993 and for the three months ended March 31, 1994 and March 31, 1993
         23.1*       -- Consent of Deloitte & Touche
         23.2**      -- Consent of O. George Everbach, Senior Vice President -- Law and
                        Government Affairs of the Company (included in his opinion filed as
                        Exhibit 5 to this Registration Statement)
         24**        -- Directors' Powers of Attorney
         25.1**      -- Amendment No. 1 to Form T-1 Statement of Eligibility and Qualification
                        under the Trust Indenture Act of 1939 of the Trustee
         25.2**      -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of the Debenture Trustee


- ---------------
 * Filed herewith.

** Previously filed as an exhibit to the Company's Registration Statement on Form S-3 originally filed on February 18, 1994, as amended by Amendment No. 1 filed on April 22, 1994 (Registration Statement No. 33-52343), and incorporated by reference herein.